EXHIBIT 5
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                                                     December 26, 2002

Somerset Hills Bancorp
155 Morristown Road
Bernardsville, New Jersey 07924

Re:      Somerset Hills Bancorp
         Registration Statement on Form S-8

Dear Sirs:

     We have acted as counsel for Somerset Hills Bancorp, a New Jersey corporation (the "Company"), in connection with the Registration Statement on Form S-8 being filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, relating to an aggregate of 525,000 shares of common stock, no par value per share, of the Company (the "Shares") to be issued by the Company pursuant to the Company's 1998 Combined Stock Option Plan, 1998 Non-Qualified Stock Option Plan and 2001 Combined Stock Option Plan to employees and non-employee directors of the Company and its subsidiary, Somerset Hills Bank, the forms of which are attached as exhibits to the Registration Statement (collectively, the "Plans").

     In so acting, we have examined, and relied as to matters of fact upon, the originals, or copies certified or otherwise identified to our satisfaction, of the Certificate of Incorporation and Bylaws of the Company, the form of agreements, and such other certificates, records instruments and documents, and have made such other and further investigations, as we have deemed necessary or appropriate to enable us to express the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

     Based upon the foregoing, we are of the opinion that upon issuance and delivery by the Company of the Shares pursuant to the Plans, and payment of the exercise price therefore and in accordance with the terms of the Plans, in cash or other consideration under Section 14A:7-A of the New Jersey Business Corporation Act (the "Act"), the Shares issued will be legally issued, fully paid and non-assessable.

     The issuance of the Shares is subject to the continuing effectiveness of the Registration Statement and the qualification, or exemption from registration, of such Shares under certain state securities laws.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                             Very truly yours,
                                          /s/Windels Marx Lane $ Mittendorf, LLP
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                                             WINDELS MARX LANE & MITTENDORF, LLP